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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                                 --------------

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-94323) of Cumulus Media Inc. of our report dated January 12, 2000, on our audit of the financial statements of Radio Stations KHAY-FM, KVEN-AM, KBBY-FM, KKSB-FM, and KMGQ-FM (a division of McDonald Media Group, Inc.), which appears in the Current Report on Form 8-K of Cumulus Media Inc. filed January 18, 2000.

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-94323) of Cumulus Media Inc. of our report dated January 12, 2000, on our audit of the financial statements of KZEL-FM Radio and KNRQ-AM/FM Radio (a division of McDonald Media Group, Inc.), which appears in the Current Report on Form 8-K of Cumulus Media Inc. filed January 18, 2000.



                                                  /s/ PRICEWATERHOUSECOOPERS LLP

January 18, 2000